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                                                                   EXHIBIT 99.03


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Citigroup Inc.:

We consent to the incorporation by reference in the Registration Statements on:

-  Form S-3         Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101,
                    33-62903, 33-63663, 333-04809, 333-12439, 333-27155,
                    333-37992, 333-42575, 333-44549, 333-48474, 333-49442,
                    333-51201, 333-68949, 333-68989, 333-90079, 333-57364; and
                    333-75554

-  Form S-8         Nos. 33-29711, 33-38109, 33-39025, 33-43883, 33-47437,
                    33-50206, 33-51201, 33-51353, 33-51769, 33-51783, 33-52027,
                    33-52029, 33-64985, 33-28110, 33-52601, 333-00983,
                    333-02809, 333-02811, 333-12697, 333-25603, 333-38647,
                    333-41865, 333-49124, 333-51030, 333-56589, 333-65487,
                    333-77425, 333-94905, 333-46268, 333-58452, 333-58460,
                    333-58458, 333-63016, 333-91308, 333-101083; and 333-101134


of Citigroup Inc. of our report dated January 17, 2002, except as to notes 1, 3, 4, 15 and 21, which are as of November 20, 2002, with respect to the consolidated statement of financial position of Citigroup Inc. and subsidiaries ("Citigroup") as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report is included in Exhibit 99.02 of Citigroup's Form 8-K filed on November 20, 2002. Our report refers to changes, in 2001, in Citigroup's methods of accounting for derivative instruments and hedging activities, accounting for interest income and impairment on purchased and retained beneficial interests in securitized financial assets, and accounting for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001. Also, in 1999, Citigroup changed its methods of accounting for insurance-related assessments, accounting for insurance and reinsurance contracts that do not transfer insurance risk, and accounting for the costs of start-up activities.

/s/ KPMG LLP

New York, New York
November 20, 2002